SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):            July 26, 1999



                       Dispatch Management Services Corp.
                 (Exact name of registrant specified in Charter)

   Delaware                           0-23349                    13-3967426
(State or other                     (Commission                (IRS Employee
jurisdiction of                     File Number)             Identification No.)
incorporation)


1981 Marcus Avenue, Suite C131, Lake Success, New York                  11042
       (Address of principal executive offices)                        Zip Code

           Registrant's telephone, including area code: (516) 326-9810


--------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)




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Item 4. Changes in Registrant's Certifying Accountants

(a) On July 26, 1999, Dispatch Management Services Corp. (the "Company") advised its independent accountants, PricewaterhouseCoopers LLP ("PwC"), that the Company's Board of Directors, acting on the recommendation of its Audit Committee, had determined to dismiss PwC. The reports of PwC on the Company's financial statements as of December 31, 1998 and 1997 and for the fiscal year ending December 31, 1998 and the period from November 12, 1996 (inception) through December 31, 1997 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principals. During the 1997 period and the 1998 fiscal year and the period since the end of the 1998 fiscal year, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. In addition, during the 1997 period and the 1998 fiscal year and the period since the end of the 1998 fiscal year, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

(b) On July 26, 1999, the Company retained the accounting firm of Deloitte & Touche to audit the financial statements of the Company for the 1999 fiscal year. The Company has authorized PwC to respond fully to any inquiries from Deloitte & Touche and to make its work papers available to Deloitte & Touche.

Item 7. Financial Statements and Exhibits

     (c) The following exhibit is filed with this report:

     16.1    Letter regarding change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     DISPATCH MANAGEMENT SERVICES CORP.



                                     By:      /s/ Marko Bogoievski
                                          --------------------------------------
                                          Name:  Marko Bogoievski
                                          Title:  Chief Financial Officer

Dated:  July 29, 1999

                                  Exhibit Index


Exhibit No.                                 Exhibit
-----------                                 -------

16.1                       Letter regarding change in certifying accountant.